MAIL TO:
                          Colorado Secretary of State
                              Corporations Office
                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                 (303)894-2251

                              ARTICLES OF AMENDMENT (Stamped 961119427 C  $25.00
                                     to the              SECRETARY OF STATE
                            ARTICLES OF INCORPORATION     09-11-96   15:36)

                                                              FILED COPY

     Pursuant  to  the  provisions  of  the  Colorado   Corporation   Code,  the
undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

     FIRST: The name of the corporation is (note 1) IMPACT Income Investments, Inc.

     SECOND: The following amendment to the Articles of Incorporation was adopted on June 24, 1996, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

       Such amendment was adopted by the Board of directors where no shares ----- have been issued.

  X    Such  amendment  was  adopted  by a vote of  shareholders.  The number of
-----  shares voted for the amendment was sufficient for approval.

     Article I. "NAME" was amended to read:

                     "The name of this corporation shall be

                      FINANCIAL FREEDOM ENTERPRISES, INC.

     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

     N.A.

     FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment are as follows: Article IV, "CAPITAL STOCK" was amended to increase the par value of the 100,000,000 shares of Voting Preferred Stock to $1.00 per share.

                                     FINANCIAL FREEDOM ENTERPRISES, INC.
                                     ----------------------------------(Note 1)

                                     By:  /S/  CAROL A. WALKER
                                         --------------------------------------
                                        Its President


                                     and /S/  DOUGLAS HATHAWAY         (Note 2)
                                         --------------------------------------
                                         Its Secretary

                                         --------------------------------------
                                         Its Director                  (Note 3)

NOTES:  1.  Exact corporate name of corporation adopting the Articles of of Amendments. (If this is a change of name amendment the name before this amendment is filed)
        2.  Signatures and titles of officers signing for the corporation.
        3.  Where no shares have been issued, signature of a director.